                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              COMNET CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                               COMNET CORPORATION

                             4200 Parliament Place
                                   Suite 600
                          Lanham, Maryland 20706-1860

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held September 12, 1996


To the Stockholders of COMNET Corporation:

         You are cordially invited to attend the Annual Meeting of stockholders of COMNET Corporation (the "Company") to be held on September 12, 1996 at 9:30 a.m. at Prudential Securities, One Liberty Plaza, New York, New York 10292 (the "Annual Meeting"), for the following purposes:

         (1) To elect three (3) directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors; and

         (2) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         Only stockholders of record at the close of business on July 17, 1996 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting.

         We hope that you will be able to attend the Annual Meeting in person.

- --------------------------------------------------------------------------------

         IN ORDER TO ASSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY
         OF SENDING FOLLOW-UP LETTERS, PLEASE FILL IN, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

- --------------------------------------------------------------------------------

                                       By Order of the Board of Directors

                                       /s/ EDWARD WEISS
                                       ---------------------------
                                       Edward Weiss
                                       Secretary


Lanham, Maryland
July 29, 1996

                               COMNET CORPORATION

                             4200 Parliament Place
                                   Suite 600
                          Lanham, Maryland 20706-1860
                                  301/918-0400

                               ------------------

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 1996

                               ------------------

         This Proxy Statement and the enclosed form of proxy are furnished to stockholders of COMNET Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of outstanding shares of its common stock, $.50 par value (the "Common Stock") and 6% Convertible Preferred Stock (the "6% Preferred Stock"), (the Common Stock and 6% Preferred Stock, collectively constitute the "Voting Securities"), for use at the annual meeting of stockholders to be held on September 12, 1996 (the "Annual Meeting"), and at any adjournment thereof. The approximate date on which this Proxy Statement and the related form of proxy are first being sent to stockholders is July 29, 1996.

         If the enclosed proxy is properly signed and returned, and if the stockholder specifies a choice on the proxy, the shares of the Voting Securities represented by the proxy will be voted (or withheld from voting) in accordance with the stockholder's choice. If the proxy is signed and returned but no specification is made, the proxy will be voted FOR the election of the Board's nominees for directors listed below.

         The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

         Any proxy may be revoked by the stockholder giving such proxy, at any time prior to its being voted, by filing with the Secretary of the Company, at its address set forth above, a notice of revocation or a duly executed proxy bearing a later date. Any proxy may also be revoked by the stockholder's attendance at the Annual Meeting and voting in person. A notice of revocation need not be on any specific form.

         The Company has fixed the close of business on July 17, 1996, as the record date (the "Record Date") for the determination of the stockholders of the Voting Securities of the Company entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding 3,187,582 shares of Common Stock and 147,500 shares of 6% Preferred Stock. The holders of the Common Stock and the 6% Preferred Stock will be entitled to one vote per share on each matter submitted to the Annual Meeting. No other voting securities of the Company are outstanding.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Voting Securities entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

         There are no rights of appraisal or similar rights of dissenters applicable to the matters to be voted upon at the Annual Meeting.

                             FINANCIAL INFORMATION

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1996 accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

                              BENEFICIAL OWNERSHIP

         The following table sets forth certain information as of July 17, 1996, as to all persons who, to the knowledge of the Company, were beneficial owners of five percent or more of the Common Stock or 6% Convertible Preferred Stock of the Company, and all directors and officers of the Company as a group.


                                                      NUMBER OF SHARES OF
                                                          COMMON STOCK            NUMBER OF SHARES OF 6%
 NAME AND ADDRESS OF BENEFICIAL OWNER                         AND                   PREFERRED STOCK AND
        NUMBER OF PERSONS IN GROUP                      PERCENT OF CLASS             PERCENT OF CLASS
 ----------------------------------------               ----------------             ----------------
 Medco Containment Services, Inc.                          543,345                         100,000
 100 Summit Avenue                                          17.0%                           67.8%
 Montvale, NJ 07645 (1)



 Robert S. Bowen                                           355,533(2)                      11,875
 4200 Parliament Place                                      11.2%                           8.1%
 Suite 600
 Lanham, MD 20706


 John Spohler                                              235,525(3)                      11,875
 One Liberty Plaza                                           7.4%                           8.1%
 New York, NY 10292


 Milton Kaplan                                                *                            11,875
 1920 Ocean Avenue                                                                          8.1%
 Brooklyn, New York  11230


 Leonard J. Smith                                             *                            11,875
 451 Ives Dairy Road, #A202                                                                 8.1%
 North Miami Beach, FL  33179


 All directors and officers as a group                     626,471                         11,875
 (9 persons)                                                19.7%                           8.1%

* Less than 5%.

(1) Pursuant to an Agreement and Plan of Merger, dated as of July 27, 1993, as amended, by and among Merck & Co., Inc., a New Jersey corporation ("Merck"), M Acquisition Corp. ("Merger Sub") and Medco Containment Services, Inc., a Delaware corporation ("Medco"), Medco was merged with and into Merger Sub and Medco became a wholly owned subsidiary of Merck. Merck is a worldwide organization engaged primarily in the business of discovering, developing, producing and marketing products and services for the treatment of disease, and the maintenance or restoration of health. The principal executive offices of Merck are located at One Merck Drive, Whitehouse Station, New Jersey. As of July 11, 1996, Merck may be deemed to be the indirect beneficial owner, through its ownership of Medco, of 543,345 shares of Common Stock, representing approximately 17.0% of the out-standing shares of Common Stock and Merck may also be deemed to be the indirect beneficial owner, through its ownership of Medco, of 100,000 shares of 6% Preferred Stock, which is convertible into 100,000 shares of Common Stock. Merck effectively has the sole power to vote and direct the vote of such shares of Common Stock and 6% Preferred Stock, and to dispose and direct the disposal of such shares.

(2) Includes Common Stock purchase options for 201,816 shares exercisable within 60 days of the Record Date.

(3) Includes Common Stock purchase options for 18,750 shares exercisable within 60 days of the Record Date, but does not include 10,000 shares of Common Stock held by Mr. Spohler on behalf of his wife and as to which he disclaims beneficial ownership.

         Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, all directors, officers and beneficial owners of more than ten percent of any class of stock have filed on a timely basis Forms 3, Forms 4 and Forms 5 as required in the fiscal year ended March 31, 1996, except for the following persons who inadvertently filed late Form 4's regarding stock options granted to them pursuant to the Company's 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Rights Plan: Robert S. Bowen (12,500), Ronald F. Friedman (10,000), Charles A. Crew, (7,500) and Edward Weiss (2,500).


                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

         Stockholders are being asked to elect three members to the Company's Board of Directors. The three members who are so elected and the remaining five directors whose terms continue after the Annual Meeting will constitute the Board of Directors of the Company.

         Pursuant to the terms of the Company's Certificate of Incorporation, the directors of the Company are divided into three classes, and one class is elected at each annual meeting of stockholders and serves for a term ending on the third annual meeting of stockholders following their election and after their respective successors have been elected and qualified. Under the Company's Bylaws, the election of directors is determined by a vote of a majority of the shares present in person or represented by proxy and voting on the matter. And, under applicable Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes on proposals to elect directors will effectively be treated as shares that are not present and voting for that matter.

         The Board has nominated Messrs. Robert S. Bowen, Ronald F. Friedman and Charles A. Crew for election at the Annual Meeting, to serve until the third annual meeting of stockholders of the Company following their election and their successors have been elected and qualified. Unless otherwise directed, the persons named as proxies in the proxy enclosed herewith will vote the shares represented by such proxy for the election of such nominees as directors.

         If for any reason any nominee for director should become unavailable for election, the proxies may be voted for the election of a substitute designated by management, unless a contrary instruction is given on the proxy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed an intention to serve the entire term for which election is sought.

         The following table sets forth certain information at the Record Date concerning the directors and their ownership of (i) the Voting Securities; and
(ii) shares of common stock, $.01 par value, of Group 1 Software, Inc.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                                                                                     NUMBER OF SHARES OF VOTING
    NAME OF DIRECTOR OF         DIRECTOR             PRINCIPAL OCCUPATION, BUSINESS                  SECURITIES AND PERCENT OF
      THE COMPANY (AGE)          SINCE                EXPERIENCE AND DIRECTORSHIPS                      CLASS (AT RECORD DATE)
     -------------------        --------              ----------------------------                   ---------------------------
                                                                                                      COMNET            Group 1
                                                                                                      ------            -------
                                                                                                                     Common Stock
                                                                                                                     ------------
 CLASS II DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE THIRD ANNUAL
                    MEETING OF STOCKHOLDERS FOLLOWING THE ANNUAL
                    MEETING, AND THE ELECTION AND QUALIFICATION
                    OF THEIR SUCCESSORS)


 Robert S. Bowen                  1983      President and Chief Executive Officer of the            355,533(1)         30,750(2)
 58                                         Company for more than five years and a director,          11.2%                *
                                            Chairman of the Board and Chief Executive Officer
                                            of Group 1 Software, Inc. ("Group 1"), for more
                                            than five years.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS


                                                                                                     NUMBER OF SHARES OF VOTING
    NAME OF DIRECTOR OF         DIRECTOR             PRINCIPAL OCCUPATION, BUSINESS                  SECURITIES AND PERCENT OF
      THE COMPANY (AGE)          SINCE                EXPERIENCE AND DIRECTORSHIPS                      CLASS (AT RECORD DATE)
     -------------------        --------              ----------------------------                   ---------------------------
                                                                                                      COMNET            Group 1
                                                                                                      ------            -------
                                                                                                                     Common Stock
                                                                                                                     ------------
 Ronald F. Friedman               1987      Director, and Chief Operating Officer of Group 1       166,618(3)        16,287(4)
 52                                         for more than five years.  He is also a director           5.2%                *
                                            of Group 1.


 Charles A. Crew                  1990      Executive Vice President and Chief Financial            51,320(5)              0
 53                                         Officer of the Company for more than five years.           1.6%                *
                                            He is also a director of Group 1.
MEMBERS OF THE BOARD CONTINUING IN OFFICE

 CLASS III DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE NEXT
                      ANNUAL MEETING OF STOCKHOLDERS FOLLOWING
                      THE ANNUAL MEETING, AND THE ELECTION AND
                      QUALIFICATION OF THEIR SUCCESSORS)

 Charles J. Sindelar              1992      Vice President and previously Staff-Vice President      10,000(6)              0
 59                                         of the Business Development Network Systems                  *                 *
                                            Division of Zenith Electronics Corporation since
                                            December, 1990 for more than five years. For more
                                            than five years prior to that, he was Senior Vice
                                            President of Zenith Sales Company Division of
                                            Zenith Electronics Corp.



 James P. Marden                  1992      President of The Entertainment Connection, Inc.,        10,000(7)              0
 43                                         since January, 1995, and was Vice President -                *                 *
                                            Acquisitions of Medco and Vice President -
                                            Acquisitions of Synetic from 1992 to 1994.  He has
                                            been a private investor for more than five years.


 Charles A. Mele                  1992      Executive Vice President - General Counsel and a         10,000(8)          6,000(9)
 40                                         director of Synetic for more than five years.  For           *                 *
                                            more than five years, up through July, 1994, he
                                            was Executive Vice President and General Counsel
                                            or Co-General Counsel of Medco.  He is also a
                                            director of
                                            Group 1.

 CLASS I DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE SECOND ANNUAL
                    MEETING OF STOCKHOLDERS FOLLOWING THE ANNUAL MEETING,
                    AND THE ELECTION AND QUALIFICATION OF THEIR SUCCESSORS)


 James V. Manning                 1992      Chief Executive Officer of Synetic, Inc.                10,000(10)             0
 49                                         ("Synetic") since September, 1994.  Prior to                *                  *
                                            that, he was Senior Executive Vice President -
                                            Finance and Administration and a director of
                                            Medco for more than five years.  He has also been
                                            a director of Synetic for more than five years.


 Richard H. Eisenberg             1994      Senior Vice President of Kaye Insurance                3,000(11)               0
 58                                         Association, L.P., since September, 1992.  He has           *                  *
                                            also been President of APCO Corporation, an
                                            insurance brokerage firm, Vice President of
                                            Amalgamated Programs Corporation and President of
                                            Great Northern Brokerage Corporation for more
                                            than five years.

 ------------
* Less than 1%

(1) Includes options to purchase 201,816 shares of Common Stock exercisable within 60 days of the Record Date.

(2) Includes options to purchase 18,750 shares of Group 1 common stock exercisable within 60 days of the Record Date.

(3) Includes options to purchase 153,998 shares of Common Stock exercisable within 60 days of the Record Date.

(4) Includes options to purchase 15,000 shares of Group 1 common stock exercisable within 60 days of the Record Date.

(5) Includes options to purchase 51,320 shares of Common Stock exercisable within 60 days of the Record Date.

(6) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of the Record Date.

(7) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of the Record Date.

(8) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of the Record Date.

(9) Includes options to purchase 6,000 shares of Group 1 common stock exercisable within 60 days of the Record Date.

(10) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of the Record Date.

(11) Includes options to purchase 3,000 shares of Common Stock exercisable within 60 days of the Record Date.

         Mr. Carl I. Kanter resigned from the Board of Directors effective December 8, 1995.

         The business address of Messrs. Manning, and Mele is River Drive Center 2, 669 River Drive, Elmwood, New Jersey 07407-1361. Mr. Marden's business address is 100 Red Schoolhouse Road, Suite C5, Chestnut Ridge, NY 10799. Mr. Eisenberg's business address is 122 East 42nd Street, New York, New York 10168. Mr. Sindelar's business address is 1000 Milwaukee Avenue, Glenview, Illinois 60025. The business address of each of Messrs. Bowen, Friedman and Crew is 4200 Parliament Place, Suite 600, Lanham, Maryland 20706.

FAMILY RELATIONSHIPS

         There are no family relationships between any director or executive officer of the Company.

COMPENSATION OF DIRECTORS

         No cash payments have been made to directors for attendance at meetings of the Board or any committee thereof since April, 1985. In September, 1995, stockholders approved the 1995 Non-Employee Directors' Stock Option Plan (the "1995 Directors' Plan"), which provides for the annual, automatic grant of options to non-employee directors, and in January 1993, stockholders approved Fee Agreements with certain directors. During the year ended March 31, 1996, Messrs. Manning, Marden, Mele, Sindelar and Eisenberg were each granted options under the 1995 Directors' Plan to purchase 5,000 shares of the Common Stock. For further details concerning the Fee Agreements, see "Executive Officers and Compensation -- Fee Agreements with Messrs. Manning, Bowen and Friedman".

COMMITTEES AND MEETINGS

         The Bylaws of the Company provide for the Board to appoint the Audit and Compensation Committees. The Compensation Committee's functions include establishing principles for setting executive compensation, and reviewing management proposals pertaining to executive compensation, profit sharing and stock options. The Compensation Committee recommends management bonuses to the Board for the Company's officers and employees. The Committee has granted options to employees under and in accordance with the Company's 1986 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan (the "1986 Incentive Plan") and, since September 12, 1995, the Company's 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan (the "1995 Incentive Plan"). The Compensation Committee is comprised of Messrs. Manning, Marden and Mele. None of the members of the Compensation Committee has ever been an employee of the Company.

         The Audit Committee's functions include recommending to the Board the selection of the Company's independent public accountants and reviewing with such accountants the plan, scope and results of their audit of the financial statements and the adequacy of the Company's system of internal accounting controls. The Audit Committee is comprised of Messrs. Manning, Marden and Sindelar.

         During the fiscal year ended March 31, 1996, the Board of Directors of the Company held 6 meetings, the Compensation Committee held 3 meetings and the Audit Committee held 1 meeting. No director attended less than 75% of all meetings of the Board and the committees on which such director served during that fiscal year.


                      EXECUTIVE OFFICERS AND COMPENSATION

         The Executive Officers of the Company are Robert S. Bowen, Ronald F. Friedman, Charles A. Crew and Edward Weiss. The business experience during at least the past five years for Messrs. Bowen, Friedman and Crew is set forth under " -- Nominees For Election to the Board Of Directors". Mr. Weiss, 45, has been General Counsel to the Company since January, 1990, and has been Secretary since November, 1990.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Company has established an executive compensation program based on the following on-going principles and objectives: (i) provide compensation opportunities that will help attract, motivate and retain highly qualified managers and executives, (ii) link executive's total compensation to Company performance and the individual performance of the executive and (iii) provide an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives linked to increases in shareholder value. To effectuate these principles and objectives, compensation for each of the executives of the Company consists of base salary compensation, annual incentive compensation (based in most cases on profit performance measured against internal profit targets) and stock option grants.

         For Fiscal Year 1996, the Compensation Committee did not review the base salary nor incentive compensation program for Mr. Bowen since these matters are fixed by the employment agreement between the Company and Mr. Bowen. Grants of options to executive officers and the compensation programs for executive officers other than Mr. Bowen are reviewed annually by the Compensation Committee, including the review conducted for the most recent fiscal year.

                             Compensation Committee
                               James V. Manning
                               James Marden
                               Charles A. Mele

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation                       Long-Term Compensation Awards
                                    ---------------------------                   -----------------------------
      Name and Principal                                                          Stock                All other
            Position              Year        Salary        Bonus                Options            Compensation(2)
      ------------------          ----        ------        -----                --------          ----------------
 Robert S. Bowen,                 1996       $309,193     $564,519(1)             12,500             $ 75,122(3)
 CEO; Director                    1995       $296,892     $489,192(1)              ---               $676,366(3)(4)
                                  1994       $284,241     $ 67,112                 ---               $ 61,360(3)


 Ronald F. Friedman               1996       $183,400     $123,740                10,000             $  3,000
 President - Group 1              1995       $173,088     $307,237                 ---               $  3,000
 Software; Director               1994       $166,892          ---                10,000             $  4,448

 Charles A. Crew                  1996       $119,736     $ 37,383                 7,500             $  3,000
 Chief Financial Officer;         1995       $111,404     $104,265                  ---              $  2,083
 Director                         1994       $ 98,871          ---                 3,300             $  1,973

(1) Mr. Bowen elected to defer $197,582 and $161,421 of bonus compensation in 1996 and 1995, respectively, in accordance with the Company's deferred compensation plan.

(2)      Includes Company contributions to Defined Contribution Savings Plan
(401(k)).

(3) Includes Company contributions to Defined Contribution Savings Plan (401(k)) and calculated debt forgiveness of Company loan to Mr. Bowen. See "
- -- Bowen Loan Agreement".

(4) Includes $602,242 gain on exchange of shares upon exercise of stock options.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1996

COMNET

                                     % OF TOTAL                                     AT 0%         AT 5%           AT 10%
                         OPTIONS     GRANTED TO     EXERCISE OR                     ANNUAL        ANNUAL          ANNUAL
                         GRANTED     EMPLOYEES      BASE PRICE      EXPIRATION      GROWTH        GROWTH          GROWTH
          NAME              #         IN 1996        ($/SHARE)         DATE          RATE          RATE            RATE
          ----           -------      --------       ---------         ----          ----          ----            ----
 ROBERT S. BOWEN          12,500       3.98%          $10.00        12/20/2005        $0         $78,612         $217,218
 RONALD F. FRIEDMAN       10,000       3.19%          $10.00        12/20/2005        $0         $62,889         $159,374
 CHARLES A. CREW           7,500       2.39%          $10.00        12/20/2005        $0         $47,167         $119,531
 EDWARD WEISS              2,500       0.80%          $10.00        12/20/2005        $0         $15,722         $ 39,844

                       OPTION/SAR EXERCISES AND YEAR-END
                               OPTION/SAR VALUES
                              04/01/95 TO 03/31/96


                                                            Number of Unexercised                     Value of Unexercised
                                                             Options/SARs at FY-End                 Options/SARS at FY-End(1)
                                                           -------------------------              ----------------------------
Name                          Shares
- ----                        Acquired on     Value
                             Exercise     Realized      Exercisable       Unexercisable        Exercisable          Unexercisable
                             --------     --------      -----------       -------------        -----------          -------------
COMNET
- ------


Robert S. Bowen             35,053      $174,450          181,815            32,501              $224,093                ---
Charles A. Crew               ---          ---             46,319            14,481              $ 66,250                ---
Ronald F. Friedman          12,000      $ 79,250          140,997            29,003              $191,250                ---

GROUP 1
- -------

Robert S. Bowen              None           None           18,750              ---               $ 37,500                ---
Ronald F. Friedman           None           None           15,000              ---               $ 30,000                ---
Charles A. Crew              None           None              ---              ---                  ---                  ---

(1) These values are based upon the difference between the exercise prices of all options awarded and the average price of $10.00 per share for COMNET common stock and $8.00 per share for Group 1 common stock at March 31, 1996.

THE GRAPH PRESENTED IN THE DEFINITIVE PROXY IS A COMPARISON OF THE 5 YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY VERSUS A PEER GROUP AND THE BROAD MARKET.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG COMNET CORPORATION,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX


                    NASDAQ       PEER
        COMNET      MARKET       GROUP
     CORPORATION    INDEX        INDEX
1996    $60.61     $194.52      $224.06
1995     61.36      144.62       202.10
1994     53.03      136.32       124.71
1993    139.39      117.95       138.55
1992    230.30      105.40       129.97

                    ASSUMES $100 INVESTED ON APR. 1, 1991
                         ASSUMES DIVIDENDS REINVESTED
                       FISCAL YEAR ENDING MAR. 31, 1996


         The chart displayed directly above is presented in accordance with requirements of the Securities and Exchange Commission. The industry peer group consisted of BGS Systems, Inc., Hathaway Corp., Hyperion Software, Inc. and Timberline Software, CP. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

         The graph and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Company under the Securities and Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement).

EMPLOYMENT AGREEMENTS

ROBERT S. BOWEN

         COMNET Agreement. The Company has entered into an amended and restated employment agreement with Mr. Bowen, as President and Chief Executive Officer of the Company, dated as of January 28, 1992 (the "COMNET Agreement"). The COMNET Agreement was ratified by the stockholders at the January 22, 1993 meeting. The COMNET Agreement expires on June 30, 1998, and provides for a current total base salary of $325,770 per annum adjusted annually (effective each July 1) by the greater of changes in the area cost of living or the average salary percentage increase for Company employees as part of the annual budget presented to the Board as part of the annual budget. The COMNET Agreement provides for a bonus payable to Mr. Bowen equal to 7-1/2% of the first $1,000,000 of consolidated net income before taxes, with certain adjustments as defined, and 10% of all such consolidated net income in excess of $1,000,000. Consolidated net income includes all earnings attributable to Group 1 and any of the Company's business operations or subsidiaries directly related to the particular lines of business engaged in by Group 1 or any other COMNET subsidiary as of July 1, 1991, from any source, including gain or loss on the sale of stock or assets of the Company and its subsidiaries, but subject to certain specified deletions, including the Cap Amount provisions, described below. Specified deletions from earnings include, among other items, any provisions for taxes, any bonus payable under the

COMNET Agreement, any excess of interest income over interest expense from the Company's or its affiliates' investments, any charge to income associated with the exercise of stock options and any interest or dividend income from, or gain from the sale of, securities held for investment at the time Mr. Bowen joined the Company. The 7-1/2% and 10% calculations apply to gain realized upon a sale of Group 1 and included in consolidated net income only to the extent that such gain does not exceed an amount (the "Cap Amount") equal to the gain that the Company would realize on a disposition, if any, of its interest in Group 1 at a price per share of $21.125. The COMNET Agreement provides that with respect to any pretax gain (net of expenses) realized upon a disposition of Group 1 in excess of the Cap Amount described above, Mr. Bowen will be entitled to the following percentages of such gain: $0 to $3.3 million - 1%; above $3.3 to $6.6 million - 2%; above $6.6 to $9.9 million - 3%; above $9.9 to $13.2 million - 4%; and above $13.2 million - 5%. Further, any bonus under the COMNET Agreement will be offset by 40% of all fees therefore received by Mr. Bowen under the Bowen Fee Agreement (described below).

         If Mr. Bowen terminates his employment with the Company during the term of the COMNET Agreement because of his disability, he will be entitled to receive his base salary and his bonuses, prorated through the date of termination, and any options previously granted to him will, to the extent exercisable on Mr. Bowen's date of employment termination, continue to be exercisable for 12 months following such termination date. If Mr. Bowen's employment with the Company is terminated during the term of the COMNET Agreement because of his death, his estate will be entitled to receive his base salary and his bonuses, prorated through the date of termination, and any options previously granted to Mr. Bowen will, to the extent exercisable on Mr. Bowen's date of termination of employment, continue to be exercisable for six months following Mr. Bowen's death.

         If Mr. Bowen terminates his employment with the Company for any reason other than death or disability or is discharged by the Company for cause, Mr. Bowen will be entitled to receive his base salary, prorated through his date of termination, and his bonus earned and all of his options will be treated as provided in the instruments or agreements governing such options. If the Company terminates Mr. Bowen's employment without cause, Mr. Bowen will be entitled to receive his salary, as adjusted, fringe benefits and bonuses throughout the remaining term of the COMNET Agreement, as if it had not been terminated, and all of his options, including those that had not yet vested, will continue to vest or be exercisable as if Mr. Bowen's employment had not been terminated but had continued for the outstanding balance of the term of the COMNET Agreement, and Mr. Bowen will be afforded the maximum length of time permissible to exercise such options; provided, however, that if such vesting of options after termination is prohibited, the Company shall, at such time as the options would have vested (the "Vesting Date"), pay Mr. Bowen in cash the difference between the average reported price for the Common Stock over the 20 days immediately preceding the Vesting Date and the exercise price of the stock options on the Vesting Date.

         Group 1 Agreement. Group 1 entered into an amended and restated employment agreement with Mr. Bowen, a director, as Chief Executive Officer of Group 1 dated as of January 28, 1992 (the "Group 1 Agreement"). Salary and incentive compensation paid under the Group 1 Agreement are not to be duplicated by payments under the COMNET Agreement, so long as the COMNET Agreement is effective. The Group 1 Agreement also expires on July 1, 1999 and provides for a salary of not less than $187,216 per annum subject to adjustments (effective each July 1) depending upon the amount of professional time dedicated to Group 1 vis-a-vis the Company and adjusted annually by the greater of any changes in the area cost of living index or the average salary percentage increase for employees approved by the Group 1 Board as part of its annual budget.

         The Group 1 Agreement also includes an annual incentive bonus equal to 7-1/2% of the first $1,000,000 of consolidated net income of Group 1 before taxes with certain adjustments as defined, and 10% of such income in excess of $1,000,000, such bonus to be no greater than that determined under a similar bonus program related to the consolidated earnings of the Company as long as the program relating to the Company is effective. Consolidated net income as defined in the Group 1 Agreement includes all earnings of Group 1 and its subsidiaries from any source, subject to certain specified deletions but including gain or loss on the sale of stock or assets of Group 1 and/or a subsidiary. Specified deletions from net income include, among other items, any provision for taxes, any bonus payable under the Group 1 Agreement, any excess of interest income from bank and other cash deposits over interest expense from loans or other financing, and any charge to income associated with the exercise of stock options.

         If Mr. Bowen's employment with Group 1 during the term of the Group 1 Agreement is terminated because of his disability or death, his base salary and bonus will be prorated through the date of termination. If Mr. Bowen terminates his employment with Group 1 for any reason other than death or disability or he is discharged by Group 1 for cause, Mr. Bowen is entitled to his base salary, equitably prorated, and any bonuses earned for any fiscal year prior to the fiscal year in which his termination of employment occurred. If Group 1 terminates Mr. Bowen's employment without cause, Mr. Bowen is entitled to receive his salary, fringe benefits and bonuses throughout the remaining term of the Group 1 Agreement. Upon any termination of Bowen's employment under the Group 1 Agreement, all options held by Bowen to purchase Group 1's common stock will be treated as provided in the instruments or agreements governing such options.

         The Group 1 Agreement also provides that as long as the Company owns 25% or more of Group 1's common stock, Mr. Bowen will receive no additional compensation under the Group 1 Agreement, but Mr. Bowen's aggregate compensation payable under his employment agreement with the Company will be allocated between the Company and Group 1 based on the proportion of his time spent working for each of such companies. If the Company ceases to own 25% or more of Group 1's common stock, (i) Mr. Bowen's annual salary under the Group 1 Agreement is increased to the greater of $240,000 or 160% of the then current base salary of Group 1's Chief Operating Officer, adjusted upward or downward to the extent that the proportion of Mr. Bowen's time spent working for Group 1 is greater or lesser than 50% and adjusted for changes in the cost of living,
(ii) Mr. Bowen's annual salary under his employment agreement with the Company is reduced to reflect only the proportion of his time spent working for the Company's businesses other than Group 1 and (iii) Mr. Bowen becomes entitled to receive incentive bonus compensation from Group 1 as follows: (A) if the Company disposes of its interest in Group 1 in a registered public offering, then for each fiscal year, if Group 1's earnings equal budget targets established by Group 1's board of directors in its reasonable business judgment, then Mr. Bowen's bonus shall be the greater of $200,000 or 160% of the bonus payable to Group 1's Chief Operating Officer, and if Group 1's earnings are greater or lesser than such targets, then Mr. Bowen's bonus will vary from the amount payable to him at the target earnings level to the same proportional extent as the variation in the bonus payable to Group 1's Chief Operating Officer; and (B) if the Company disposes of its interest in Group 1 other than in a registered public offering, then Mr. Bowen's bonus shall be as determined by Group 1's board of directors, without the participation of any directors affiliated with the Company.

RONALD F. FRIEDMAN

         Group 1 has entered into an employment agreement dated October 31, 1990, with Ronald F. Friedman, a director, as President and Chief Operating Officer of Group 1. The agreement, as amended, expires on March 31, 1999 and provides for annual base compensation of $183,400 per annum (adjusted as of April 1, 1995), which may be further adjusted annually for merit increases upon approval of Group 1's compensation committee. Under his employment agreement, Mr. Friedman is entitled to receive an annual bonus for the fiscal year ending March 31, 1997 based on a percentage of Group 1's net income before income taxes, interest expense, management fees and bonus amounts paid to or for the benefit of Mr. Friedman and Group 1's Chief Executive Officer and Chief Financial Officer ("Adjusted Net Income"), which bonus plan for fiscal year 1996 varied from 7.4% of Adjusted Net Income over $5.6 million, up to a maximum of 9% of Adjusted Net Income over $9.0 million. The bonus is based upon both achievement of a certain level of Adjusted Net Income and satisfactory growth over actual prior year results in the opinion of Group 1's compensation committee and board of directors. If Mr. Friedman retires or becomes totally and permanently disabled, Mr. Friedman shall be entitled to receive all earned but unpaid bonuses and any subsequent bonus installments. In the case of death, all earned but unpaid bonuses and subsequent bonus installments shall be paid promptly in one sum. If Mr. Friedman is terminated for cause or resigns under circumstances which would justify termination for cause, all unpaid bonuses will be forfeited and no longer be payable. If a change in control of Group 1 occurs, Mr. Friedman, at his option, has the right to resign his position with Group 1 and Group 1 will continue to pay his compensation and provide him with employee benefits for one year or until the expiration date of the employment agreement, whichever is the shorter period, and will pay Mr. Friedman, as a lump sum, all earned but unpaid bonuses. In addition, bonuses will be paid on a pro-rata basis for the period through the nearest full fiscal quarter prior to resignation.

FEE AGREEMENTS WITH MESSRS. MANNING, BOWEN AND FRIEDMAN

         The Company has agreed, pursuant to separate fee agreement dated as of January 28, 1992, to pay Mr. Manning fees of 1/2% of the total consideration paid on acquisitions, and 1/2% of the pre-tax gain (net of expenses) on dispositions of the Company's or its subsidiaries' businesses. Fees payable with respect to a disposition, if any, by the Company of its holdings in Group 1 would be payable only if, and to the extent that, the consideration the Company receives exceeds $50,000,000. The term of this agreement extends until January 27, 2002, unless earlier terminated because Mr. Manning is no longer a director, officer or employee of the Company. This agreement was approved by the stockholders at the January 22, 1993 meeting. Mr. Manning has earned $3,527 according to this fee agreement during fiscal year 1996.

         The Company has entered into a fee agreement dated as of January 28, 1992 (the "Bowen Fee Agreement") with Mr. Bowen. The Bowen Fee Agreement was approved by the stockholders at the January 22, 1993 meeting. Under the Bowen Fee Agreement, Mr. Bowen will be entitled to a fee of 1/2% of the total consideration payable on acquisitions and 1/2% of the pre-tax gain (net of expenses) on dispositions of the Company's or its subsidiaries' businesses. However, this fee will not be paid with respect to a disposition, if any, of Group 1 or any of the Company's business operations or subsidiaries directly related to the particular lines of business engaged in by such companies as of July 1, 1991, which shall remain subject to the incentive compensation arrangements in Mr. Bowen's amended and restated employment agreement with the Company.

         The term of the Bowen Fee Agreement extends until January 27, 2002, unless Mr. Bowen is no longer a director, officer or employee of the Company, provided that if Mr. Bowen's employment is terminated without cause (as defined in his amended and restated employment agreement), the Company must either continue this agreement until January 27, 2002 or pay Mr. Bowen the incentive bonus upon a disposition, if any, of the Company's interests in Group 1 to which Mr. Bowen would have been entitled under his employment agreement with the Company as in effect prior to its January 28, 1992 amendment and restatement. Mr. Bowen has earned $3,527 according to this fee agreement during fiscal year 1996.

         The Company has entered into a fee agreement with Mr. Friedman dated as of January 28, 1992, which was approved by the stockholders at the January 22, 1993 meeting. Pursuant to this fee agreement, Mr. Friedman will be entitled to receive on disposition, if any, of the Company's interest in Group 1 or on the sale by Group 1 or any of its subsidiaries of any business unit or line of business of Group 1 or any of its subsidiaries, a fee in an amount equal to the following percentages of the Company's pre-tax gain (net of expenses) to the extent such gain exceeds $21.125 per share of Group 1: $0 to $3.3 million - 0.5%; above $3.3 to $6.6 million - 1%; above $6.6 to $9.9 million 1.5%; above $9.9 to $13.2 million - 2%; and above $13.2 million - 2.5%. Such fee shall only be payable, however, if Group 1's net operating income increases at an average annualized rate of 20% or more from 1991 until such disposition. If Group 1's net operating income increases at an average annualized rate of 15% or more, but less than 20%, Mr. Friedman will be entitled to one-half the fee set forth above. The term of this agreement extends until January 27, 2002, unless Mr. Friedman is no longer a director, officer or employee of the Company. Because no such disposition has been made, no payments have been made to Mr. Friedman under his fee agreement.

BONUS PROGRAMS TO OTHER EXECUTIVES

         Mr. Crew is entitled to an annual incentive bonus for the fiscal year ended March 31, 1997 to be calculated on the basis of Group 1's profit performance as compared to internal profit targets. Mr. Weiss is entitled to an annual bonus for fiscal year ended March 31, 1997 calculated on the basis the Company's profit performance as compared to internal profit targets and the achievement of certain other objectives.

DEFERRED COMPENSATION ARRANGEMENTS

         The Company has adopted a Deferred Compensation Plan by which certain members of senior management have the option of deferring the receipt of amounts of their annual bonus compensation, if any, and/or their base compensation (the "Deferred Compensation Plan"). The Deferred Compensation Plan is intended by the Company to qualify as an unfunded plan for federal income tax purposes and the Employee Retirement Income Security Act (ERISA). The Deferred Compensation Plan is administered by the Company. The expenses associated with the establishment and administration of the Deferred Compensation Plan are borne by the Company. Any expenses, however, of implementing any investment option selected by a participant are charged against that participant's account.

         The compensation, that is deferred, is paid into a trust designated solely to administer the Deferred Compensation Program. Currently, Mr. Bowen is the only participant in the Company's Deferred Compensation Plan.

EXECUTIVE SUPPLEMENTARY BENEFITS

         The Company provides certain of its executive officers with group health insurance and disability insurance policies that are not available to all salaried employees. These supplementary benefits to such executive officers are limited to the cost of the premiums for the coverage. The aggregate cost is less than $25,000 per year for each covered executive officer.

BOWEN LOAN AGREEMENT

         On January 23, 1992, the Company entered into a Loan Agreement with Mr. Bowen under which the Company agreed to loan him $235,000 on the following terms: (i) the loan was made in three installments ($78,334 on the date of the Loan Agreement and $78,333 on the first and second anniversary dates thereafter); (ii) in consideration of each advance of funds, Mr. Bowen delivered a promissory note to the Company; (iii) each promissory note will be deemed satisfied in full and canceled if, as of its due date, July 1, 1998, Mr. Bowen has complied with certain conditions set forth in the Loan Agreement including, without limitation, Mr. Bowen tendering his services to the Company or an affiliate of the Company and complying with certain provisions of his employment agreement with the Company; and (iv) upon Mr. Bowen's death or disability, such promissory notes will be deemed satisfied and canceled provided the conditions in clause (iii) above have been satisfied up to the date of such death or disability.

FRIEDMAN LOAN AGREEMENT

         On March 1, 1993, the Company entered into a loan agreement by which it has loaned Mr. Friedman $375,000. Mr. Friedman has delivered promissory notes to the Company for the loan amount, plus interest. Under this loan, all installments, plus accrued interest and other charges (if any) under all of these notes shall be satisfied in full by June 1, 1997, interest under all such notes shall accrue at prime plus 2 percent, and interest commenced on June 30, 1993 and principal and interest are payable beginning July 30, 1995. All such notes are secured by a second mortgage on Mr. Friedman's residence and by any proceeds from the exercise of stock options and subsequent disposition of such option shares that Mr. Friedman holds in the Company or Group 1. The principal and interest balance on the loan outstanding as of March 31, 1996 was $415,547.

INDEMNIFICATION AGREEMENTS; DIRECTORS AND OFFICERS LIABILITY INSURANCE

         INDEMNIFICATION AGREEMENTS. Each current member of the Board of Directors is signatory to an indemnification agreement (the "Indemnification Agreement") with the Company. Each Indemnification Agreement provides that the Company shall indemnify the director or officer who is a party to the agreement (an "Indemnitee") if he was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except a derivative proceeding) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at its request in certain capacities for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company) incurred in connection with such actions, suits or proceedings. The indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. With respect to derivative proceedings, the Indemnification Agreement provides indemnification similar to that provided in the Indemnification

Agreement for non-derivative proceedings discussed above, except that indemnification is allowed only to the extent determined to be fair and reasonable by the court.

         The Indemnification Agreement provides that if a director or officer is entitled to indemnification for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, the Company shall nevertheless indemnify him to the extent to which he is entitled. By the terms of the Indemnification Agreement, its benefits are not available for expenses or liabilities paid directly to the Indemnity under a policy of officers' and directors' insurance maintained by the Company or in several other instances such as if a court determines that each material assertion made by the Indemnitee in that proceeding was not made in good faith or was frivolous, or if the claim arises from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or similar successor statute.

         DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company currently maintains a Directors and Officers liability policy with an aggregate limit of liability of $5,000,000. Deductibles under this policy range from $5,000 per officer or director for each claim to $50,000 in the aggregate for certain covered claims. This policy does not cover, among other matters, dishonest, fraudulent, or criminal behavior.

401(k) PLAN

         In January, 1994, the Company adopted the COMNET Corporation and Subsidiaries 401(k) Retirement Savings Plan and Trust (the "401(k) Plan"). The 401(k) Plan provides for a contribution to be made by the Company and its subsidiaries out of current operating earnings based upon the contributions made by participating employees.

         All employees of the Company or its subsidiaries who have been employed for at least three months are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may contribute from 1% to 15% of their compensation from the Company or its subsidiary (up to a limit of $9,500) in a calendar year. The Company or the relevant subsidiary will make contributions to an employee's 401(k) Plan account equal to the sum of the following: (i) $.75 for each $1.00 a participant contributes up to 2% of the participant's compensation and (ii) $.50 for each $1.00 the participant contributes for the next 1% of the participant's compensation. Participants are 100% vested in the contributions, and earnings thereon, they make to the 401(k) Plan out of their compensation. Participants vest in Company contributions, and earnings thereon, at a rate of 20% per year of employment with the Company or its subsidiary, up to 100%. However, if a participant's employment with the Company or its subsidiary terminates because of retirement, death or disability (as defined in the 401(k) Plan), 100% of the Company contributions, and their earnings thereon, become 100% vested.


                              CERTAIN TRANSACTION

         The Company has used the services of Kaye Insurance Associate, L.P. ("Kaye Insurance") of New York, New York to obtain directors and officers liability insurance coverage for the current fiscal year. A description of this coverage is set out above in "Executive Officers and Compensation -- Indemnification Agreements; Directors and Officers Liability Insurance." Richard H. Eisenberg, a director of the Company, is also a Senior Vice President of Kaye Insurance. The Company's payment for this coverage is $90,800 - which includes compensation to Kaye Insurance for its services that does not exceed $5,000.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Coopers & Lybrand, L.L.P. has audited the Company's financial statements for the fiscal years ending March 31, 1996, 1995 and 1994.

         A representative of Coopers & Lybrand is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

                            STOCKHOLDERS' PROPOSALS

         Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the Company's next annual meeting, it must be received by the Secretary of the Company, 4200 Parliament Place, Suite 600, Lanham, Maryland 20706-1860, no later than February 10, 1997, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.


                            SOLICITATION PROCEDURES

         Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, telegram and personal interview. Certain holders of record such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owner's instructions concerning the voting of proxies. The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in regard to the proxy soliciting materials) will be paid by the Company.


                                 MISCELLANEOUS

         Management does not intend to present any other matters at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons named as proxies will vote them in accordance with their best judgment.

         Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the Securities Exchange Commission.

                                   By Order of the Board of Directors


                                   /s/ Edward Weiss
                                   -------------------------
                                   Edward Weiss
                                   Secretary

Dated:  July 29, 1996

                               COMNET CORPORATION
                        4200 PARLIAMENT PLACE, SUITE 600
                          LANHAM, MARYLAND  20706-1844


   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMNET CORPORATION
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 1996

         The undersigned hereby appoints Edward Weiss, as true and lawful attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Stockholders of COMNET Corporation (the "Company") to be held on Thursday, September 12, 1996, at 9:30 a.m. at Prudential Securities, One Liberty Plaza, New York, New York 10292, and at any adjournment or postponement thereof (the "Annual Meeting"), with respect to all shares of Common Stock and 6% Preferred Stock of the Company which the undersigned would possess if personally present, on the following matters.

         1.  Election of Directors

                   FOR all nominees listed below
               ----    (Except as marked to the contrary below)

                   WITHHOLD AUTHORITY to vote for all nominees listed below
               ----

             (Instruction:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                                  Mr. Robert S. Bowen
                                  Mr. Ronald F. Friedman
                                  Mr. Charles A. Crew

         There is no assurance that any of the Company's nominees will serve as directors if any other nominees are elected to the Board.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT THE INDIVIDUALS NAMED IN PROPOSAL ONE.

         In their discretion, the appointed proxies may also vote upon any other matters which the persons making the solicitation do not know, a reasonable time before the solicitation and that properly come before the Annual Meeting or any adjournment or postponement thereof, including the election of any person to any office for which a nominee is named in the proxy statement and such nominee is unable to serve for good cause.

         The undersigned hereby ratifies and confirms that the aforesaid attorneys and proxies may do hereunder.


                                        Dated:             , 1996
- -------------------------------               -------------
  (Signature of Stockholder)


                                        Dated:             , 1996
- -------------------------------               -------------
  (Signature of Stockholder)


(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your full official title. If shares are held jointly, each holder should sign.)

TO INSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, PLEASE FILL IN, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.